Exhibit 4(b)


          THE TRAVELERS INSURANCE COMPANY o ONE CITYPLACE o HARTFORD,
                            CONNECTICUT o 06103-3415
                                A STOCK COMPANY


                                       Mailing Address:  Annuity Services
                                                         P.O. Box 990009
                                                         Hartford, CT 06199-0009


We are pleased to provide You the benefits of this Variable Annuity Contract. Please read Your Contract and all attached forms carefully.



                         RIGHT TO EXAMINE THIS CONTRACT

IF THIS CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY (IRA), AND THE CONTRACT IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT WITHIN 7 DAYS OF ITS DELIVERY TO YOU, WE WILL PAY YOU THE FULL AMOUNT OF ANY PURCHASE PAYMENT MADE, WITHOUT ADJUSTMENT FOR ANY PREMIUM TAX OR CONTRACT CHARGES PAID. IF THIS CONTRACT IS RETURNED DURING THE BALANCE OF THE RIGHT TO EXAMINE PERIOD, WE WILL PAY YOU THE CONTRACT VALUE AS STATED BELOW. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

IF THIS CONTRACT IS ISSUED AS A NONQUALIFIED CONTRACT OR A QUALIFIED CONTRACT (OTHER THAN AN IRA) AND RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELED WITHIN 10 DAYS AFTER ITS DELIVERY TO YOU, WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX AND CONTRACT CHARGES PAID, MINUS ANY PURCHASE PAYMENT CREDITS APPLIED. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.

This Contract is issued in consideration of the Purchase Payments. It is subject to the terms and conditions stated on the attached pages, all of which are parts of it.

                       Executed at Hartford, Connecticut


          /s/ George C. Kokulis              /s/ Ernest J. Wright

                Secretary                         President



   This is a legal Contract between You and Us. READ YOUR CONTRACT CAREFULLY.

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

   ELECTIVE OPTIONS                                          NON-PARTICIPATING




VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.




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                                TABLE OF CONTENTS


[Right to Examine this Contract                                       Cover Page

Contract Specifications                                               Page 3

Definitions                                                           Page 7

Owner, Beneficiary and Annuitant Provisions                           Page 9

Purchase Payment and Valuation Provisions                             Page 11

Death Benefit Provisions                                              Page 14

Settlement Provisions                                                 Page  15

General Provisions                                                    Page 17

Table of Values                                                       Page 19

Annuity Tables                                                        Page 20]





        Any Amendments, Riders or Endorsements follow the Annuity Tables.









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                             CONTRACT SPECIFICATIONS
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CONTRACT NUMBER                     [SPECIMEN]

MARKET TYPE                         [NONQUALIFIED]

OWNER                               [JOHN DOE]

[JOINT OWNER]                       [SUSAN DOE]

ANNUITANT                           [JOHN DOE]

[CONTINGENT ANNUITANT]              [              ]

CONTRACT DATE                       [AUGUST 1, 2003]

MATURITY DATE                       [SEPTEMBER 1, 2015]

--------------------------------------------------------------------------------

MINIMUM INITIAL PURCHASE PAYMENT: [$5,000]
MINIMUM SUBSEQUENT PURCHASE PAYMENT: $500
MAXIMUM PURCHASE PAYMENT WITHOUT OUR APPROVAL:  [$1,000,000]
PURCHASE PAYMENT CREDIT PERCENTAGE:  [5.00%]


CONTRACT FEE:  [$40.00] annually assessed on the [fourth Friday of August].

     This fee will not be assessed under the following situations:
     (a) if Your Contract Value is [$100,000] or greater on the date the charge is assessed;
     (b)  distribution of proceeds due to death; or
     (c)  after an Annuity payout has begun.


ASSUMED DAILY NET INVESTMENT FACTOR: Upon annuitization, the Assumed Daily Net Investment Factor is 1.000081 for each Funding Option.

TERMINATION: We reserve the right to terminate this Contract when the Contract Value is less than $2,000 and no Purchase Payments have been made for two years.

TRANSFERS: You may transfer up to 15% of the Fixed Account value to any of the Funding Options twice per year during the 30 days following the semi-annual Contract Date anniversary.

TRANSFER CHARGE: We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify You In Writing at your last know address at least 31 days prior to the imposition of any such Transfer Charge.

WITHDRAWAL ALLOWANCE: On an annual basis, after the first Contract Year, You may take partial surrenders of up to [10%] of Your Contract Value without imposition of the withdrawal charge. The Contract Value is determined as of the first Valuation Date of that Contract Year without imposition of applicable Contract charge(s) or fee(s). We reserve the right to not permit a Withdrawal Allowance on a full surrender.






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                             CONTRACT SPECIFICATIONS
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WITHDRAWAL CHARGES DEDUCTED ON SURRENDER BEFORE THE MATURITY DATE OF THE
CONTRACT:

The withdrawal charge is calculated as a percentage of the Purchase Payments and associated Purchase Payment Credits withdrawn on a first-in, first-out basis. For purposes of determining the withdrawal charge, the order of withdrawal will be deemed to be taken from:
(a) any Purchase Payments and associated Purchase Payment Credits to which no withdrawal charge applies;
(b) any remaining Withdrawal Allowance (as described above) after the reduction by the amount of (a);
(c) any remaining Purchase Payments and associated Purchase Payment Credits to which a withdrawal charge applies; then
(d)  any Contract earnings.


             NUMBER OF YEARS SINCE A
          PURCHASE PAYMENT WAS APPLIED              WITHDRAWAL CHARGE PERCENTAGE
          ----------------------------              ----------------------------
 GREATER THAN OR EQUAL TO          BUT LESS THAN
 ------------------------          -------------

         [0 years                     3 years                   8%
          3 years                     4 years                   7%
          4 years                     5 years                   6%
          5 years                     6 years                   5%
          6 years                     7 years                   4%
          7 years                     8 years                   3%
          8 years                     9 years                   2%
          9+ years                                              0%]


DISTRIBUTIONS NOT SUBJECT TO A WITHDRAWAL CHARGE:

We will not deduct a withdrawal charge for Purchase Payments attributable to values under this Contract due to:
     (a) death of the Contract Owner or the Annuitant with no Contingent Annuitant surviving; or
     (b) minimum distribution (as defined by the Internal Revenue Code) made under Our managed distribution program then in effect if elected by the Owner by a Written Request.

We will not deduct a withdrawal charge for any Purchase Payment Credits attributable to values under this Contract due to minimum distribution (as defined by the Internal Revenue Code) made under Our managed distribution program then in effect if elected by the Owner by a Written Request.








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                             CONTRACT SPECIFICATIONS
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INVESTMENT OPTIONS:

FIXED ACCOUNT GUARANTEED INTEREST PERIODS: The initial rate for any Purchase Payment and associated Purchase Payment Credit is guaranteed for one year from the date they are credited to your account. Subsequent renewal rates will be guaranteed for the calendar quarter.


FUNDING OPTIONS:  THE TRAVELERS FUND BD III FOR VARIABLE ANNUITIES

[Capital Appreciation Fund
Travelers Money Market Portfolio
Delaware Group Premium Fund Inc.
    REIT Series
Dreyfus Variable Investment Fund
    Capital Appreciation Portfolio
    Small Cap Portfolio
Greenwich Street Series Fund
    Appreciation Portfolio
    Diversified Strategic Income Portfolio
    Total Return Portfolio
Salomon Brothers Variable Series Funds, Inc.
    Salomon Brothers Variable Investors Fund
    Diversified Strategic Income Portfolio
The Travelers Series Trust
    Convertible Bond Portfolio
    Disciplined Mid Cap Stock Portfolio
    Disciplined Small Cap Stock Portfolio
    Equity Income Portfolio
    Federated High Yield Portfolio
    Federated Stock Portfolio
    Large Cap Portfolio
    Lazard International Stock Portfolio
    MFS Emerging Growth Portfolio
    MFS Mid Cap Growth Portfolio
    MFS Research Portfolio
    Strategic Stock Portfolio
    Travelers Quality Bond Portfolio
Travelers Series Fund Inc.
    Alliance Growth Portfolio
    MFS Total Return Portfolio
    Putnam Diversified Income Portfolio
Warburg Pincus Trust
    Emerging Markets Portfolio]

FUNDING OPTION DEDUCTIONS:

The Administrative Charge and the Mortality and Expense Risk Charge result in a daily deduction of [.00005479] per Funding Option. When expressed on an annual basis, assuming a 365-day year, the deduction equals [2.00%] per Funding Option.

    ADMINISTRATIVE CHARGE:   [.15%]on an annual basis
    MORTALITY AND EXPENSE RISK CHARGE:   [1.70%] on an annual basis





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                             CONTRACT SPECIFICATIONS
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                       THIS PAGE LEFT INTENTIONALLY BLANK.
















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                                   DEFINITIONS
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ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this Contract before Annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity Payments.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

CONTRACT - a Contract that describes the benefits, rights and obligations of the Owner and Us.

CONTRACT DATE - the date on which the Contract is issued.

CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract.

DUE PROOF OF DEATH - (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

FIXED ACCOUNT - an account that consists of the assets under this Contract other than those in the Separate Account.

FUNDING OPTIONS - the Underlying Funds available under the Separate Account for this Contract.

MATURITY DATE - the date on which the Annuity payments are to begin.

NONQUALIFIED CONTRACT - a Contract other than a Qualified Contract.

OUR OFFICE - the Home Office of The Travelers Insurance Company or any other office which We may designate for the purpose of administering this Contract.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Contract Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS - payments of premium You make to Us under this Contract.

PURCHASE PAYMENT CREDIT - An amount added to the Accumulation Value of this Contract at the time a Purchase Payment is made during the first Contract Year.

QUALIFIED CONTRACT - a Contract used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.

RECORDED - a Written Request is Recorded when the information is noted in Our file for this Contract.

SEPARATE ACCOUNT - the Separate Account indicated in the Contract Specifications which We established for this class of Contracts and certain other Contracts.





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TERMINATION - discontinuance of this Contract by Us or by Your Written Request.

UNDERLYING FUND - an open-end diversified management investment company or portfolio thereof, indicated in the Contract Specifications, which serves as a variable investment option under the Separate Account.

VALUATION DATE - a date on which a Funding Option is valued, which is every day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission.)

VALUATION PERIOD - the period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date. Also referred to as the period between successive valuations.

WE, US, OUR - The Travelers Insurance Company.

WRITTEN REQUEST - written information including requests for Contract changes sent to Us in a form and content satisfactory to Us and received at Our Office.

YOU, YOUR - the Owner, including a Joint Owner.










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                   OWNER, BENEFICIARY AND ANNUITANT PROVISIONS
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OWNER

This Contract belongs to the Owner shown in the Contract Specifications or to any person subsequently named in a Written Request of Transfer of Ownership as provided below. As Owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this Contract provided You have not named an irrevocable Beneficiary and provided the Contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the Owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

JOINT OWNER

Joint Owners may be named in a Written Request prior to the Contract Date. Joint Owners may independently exercise transfers between accounts. All other rights of ownership must be exercised by Joint action. Joint Owners own equal shares of any benefits accruing or payments made to them. All rights of a Joint Owner end at death if another Joint Owner survives. The entire interest of the deceased Joint Owner in this Contract will pass to the surviving Joint Owner.

If a Joint Owner dies before payment of an Annuity Option begins and is survived by the Annuitant, any surviving Joint Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

TRANSFER OF OWNERSHIP

You may transfer ownership by Written Request. You may not revoke any transfer after the effective date of such transfer. Once the Transfer of Ownership is Recorded by Us, it will take effect as of the date of Your Request, subject to any payments made or other actions taken by Us before the recording.

Unless provided otherwise, a Transfer of Ownership does not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A Transfer of Ownership may have adverse tax consequences to You as the former Owner; please consult Your tax advisor.

ASSIGNMENT

You may collaterally assign ownership, of all or a portion of this Contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any Assignment. Once the collateral Assignment is Recorded by Us, it will take effect as of the date of Your Written Request, subject to any payments made or other actions taken by Us before the Request is received.

If a claim is made based on an Assignment, We may require proof of interest of the claimant. A Recorded Assignment takes precedence over any rights of a Beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

An Assignment may have adverse tax consequences to You; please consult Your tax advisor.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the Owner or Beneficiary under this Contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining Contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the Owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with Us by Written Request prior to the death of the Annuitant.




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If a Joint Owner dies before payment of an Annuity Option begins and is survived by the Annuitant, any surviving Joint Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

Unless an irrevocable Beneficiary has been named, You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

Once a change in Beneficiary is Recorded by Us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass:

     (a)  if You are living, to You; or
     (b) if You have died and there is a surviving Joint Owner, to the Joint Owner; or
     (c) if You have died and there is not a Joint Owner surviving, to Your estate.

ANNUITANT

The Annuitant is the individual shown in the Contract Specifications on whose life Annuity payments are based. The Annuitant may not be changed after the Contract Date.

CONTINGENT ANNUITANT

You may name one individual as a Contingent Annuitant by Written Request prior to the Contract Date. A Contingent Annuitant may not be changed, deleted or added to the Contract after the Contract Date. For purposes of this provision the Owner cannot be the Annuitant.

     If the Annuitant dies prior to the Maturity Date while this Contract is in effect and while the Contingent Annuitant is living:

     (a)  the death benefit will not be payable upon the Annuitant's death; and
     (b)  the Contingent Annuitant becomes the Annuitant; and
     (c) all other rights and benefits provided by this Contract will continue in effect.

When a Contingent Annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.









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                    PURCHASE PAYMENT AND VALUATION PROVISIONS
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PURCHASE PAYMENT

PURCHASE PAYMENT

A Purchase Payment is any payment You make for this Contract and the benefits it provides. An initial lump sum Purchase Payment must be made to the Contract and is due and payable before the Contract becomes effective. Each Purchase Payment is payable as shown in the Contract Specifications to Us at Our Office or to one of Our authorized representatives. No Purchase Payment after the initial Purchase Payment is required to continue this Contract in force, except as provided in the Termination provision.

Net Purchase Payments are that part of Your Purchase Payments applied to the Contract Value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax.

ALLOCATION OF PURCHASE PAYMENT

We will apply any net Purchase Payment to provide Accumulation Units of selected Funding Options and/or the Fixed Account of this Contract. The Purchase Payment will be applied within two business days following its receipt at Our Office. The net Purchase Payment will be allocated to the Funding Options and/or the Fixed Account in the proportion specified by You for this Contract. The available Underlying Funds to which Funding Option assets are allocated are shown in the Contract Specifications; Underlying Funds may be subsequently added or deleted.

PURCHASE PAYMENT CREDIT

We will add a Purchase Payment Credit to this Contract with each Purchase Payment applied during the first Contract Year. The Purchase Payment Credit will be equal to the Purchase Payment multiplied by the Purchase Payment Credit Percentage shown in the Contract Specifications. Each Purchase Payment Credit will be applied on a pro rata basis to the Investment Options in the same ratio as the applicable Purchase Payment.

Purchase Payment Credits will be deducted from any refund amount under the following circumstances:
     (a)  upon return of this Contract during the Right to Examine Period;
     (b) due to death of the Owner or Annuitant (with no Contingent Annuitant surviving) during the 12 months following the application of any Purchase Payment Credit; or
     (c) termination of this Contract during the 12 months following the application of any Purchase Payment Credit.

Any gains or losses attributable to a Purchase Payment Credit will not be considered part of any Purchase Payment Credit deducted from any refund amount or death benefit. Additionally, a withdrawal charge will not be deducted from any Purchase Payment Credit which is not payable under this Contract.

FUNDING OPTION VALUATION

NUMBER OF ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

ACCUMULATION UNIT VALUE

We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.





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NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

All Funding Option deductions are shown in the Contract Specifications.

The gross investment rate of a Funding Option for a Valuation Period is equal to
(1) divided by (2):

   where (1) is:

     (a)  investment income, plus
     (b)  capital gains and losses, whether realized or unrealized, less
     (c) a deduction for any tax levied against the Separate Account and its Underlying Funds;

   and (2) is the amount of the assets at the beginning of the Valuation Period.

The gross investment rate is based on the net asset value of the Underlying Fund and may be either positive or negative. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

FIXED ACCOUNT VALUATION

NUMBER OF ACCUMULATION UNITS - We will determine the number of Accumulation Units to be credited to the Fixed Account upon receipt of a Purchase Payment by dividing the net Purchase Payment applied to the Fixed Account by the then dollar value of one Accumulation Unit Value of the Fixed Account.

ACCUMULATION UNIT VALUE - We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.00%, plus 1.0000. The method of crediting additional interest will be at Our discretion.

Interest is declared in advance. Before Annuity payments begin, We may credit the Fixed Account with annual interest rates higher than the minimum guaranteed interest rate of 3.00%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3.00%. Additional amounts may be credited by Us at Our discretion for the guaranteed interest periods shown in the Contract Specifications.

TRANSFER BETWEEN INVESTMENT OPTIONS

You may transfer all or any part of the Contract Value from one Funding Option to any other Funding Option at any time up to 30 days before the due date of the first Annuity payment. Additionally, You may transfer a part of the Fixed Account value to any of the Funding Options, twice a year during the 30 days following the semi-annual Contract Date Anniversary in the amount shown in the Contract Specifications.

Amounts may generally be transferred from the Funding Options to the Fixed Account at any time, up to 30 days before the due date of the first Annuity payment. Amounts previously transferred from the Fixed Account to the Funding Options may not be transferred back to the Fixed Account for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option or to the Fixed Account. We will not limit these transfers to less than one in any six-month period.

Transfers between Investment Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Investment Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Investment Options involved as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated in the Contract Specifications.




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CONTRACT VALUES

CONTRACT VALUE

The Contract Value on any date equals the sum of the accumulated values in the Funding Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

The Guaranteed Value of the Fixed Account equals the accumulated value of the net Purchase Payments applied to the Fixed Account calculated by using the guaranteed Net Interest Factor. The Guaranteed Values of the Fixed Account are shown in the Table of Values.

CONTRACT FEE

A Contract Fee as shown in the Contract Specifications will be deducted to reimburse Us for administrative expenses relating to the Contract. The Contract Fee will be deducted by surrendering on a pro rata basis Accumulation Units from all Funding Options in which You have an interest.

We will deduct the charge on a pro rata basis if the Contract has been in effect for less than a full period on the date a Contract Fee is deducted. The Contract Fee will also be prorated upon full surrender or Termination of the Contract.

CASH SURRENDER VALUE

The Cash Surrender Value is equal to the Contract Value less any applicable charges and fees as shown in the Contract Specifications, less any Purchase Payment Credit not available for withdrawal less any taxes deducted upon surrender.

The Guaranteed Cash Surrender Value of the Fixed Account equals the Guaranteed Value of the Fixed Account less any applicable charges and fees as shown in the Contract Specifications less any taxes deducted upon surrender. For Guaranteed Cash Surrender Values of the Fixed Account, refer to the Table of Values.

CASH SURRENDER

You may elect by Written Request to receive the Cash Surrender Value before the due date of the first Annuity payment and without the consent of any Beneficiary unless irrevocably named. In the case of a full surrender, this Contract will be canceled. A partial surrender will reduce Your Contract Value. If You have a balance in more than one Investment Option, Your Contract Value will be reduced from all Your Investment Options on a pro rata basis, unless You request otherwise.

The Cash Surrender Value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the Cash Surrender Value of the Funding Options for a period of not more than five business days after We receive Your Written Request. We may delay payment of the Cash Surrender Value of the Fixed Account for a period of not more than six-months after We receive Your Written Request.

CONTRACT CONTINUATION

Except as provided in the Termination provision, this Contract does not require continuing Purchase Payments and will automatically continue as a paid-up Contract during the lifetime of the Annuitant until the Maturity Date, or until it is surrendered.







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                            DEATH BENEFIT PROVISIONS
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DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a Contingent Annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the Owner is not the Annuitant, and the Owner (including the first of Joint Owners) dies before the Maturity Date with the Annuitant surviving, We will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below; by replacing all references to "Annuitant" with "Owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

Upon the death of the Annuitant, We will pay the Beneficiary the greater of a) or b) below, less any applicable Premium Tax as of the Death Report Date:

     (a) the Contract Value less any Purchase Payment Credits applied within 12 months of death; or
     (b) the total Purchase Payments less the total amount of any partial surrenders (including associated charges, if any) made under this Contract.

We must be notified of the Annuitant's death no later than six months from the Annuitant's date of death in order for Us to make payment of death proceeds as described above. If notification is received more than six months after the Annuitant's death, We will make payment of death proceeds equal to the Contract Value on the Death Report Date less any Purchase Payment Credits applied within 12 months of death, less any applicable Premium Tax.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS

Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.







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                              SETTLEMENT PROVISIONS
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MATURITY DATE

The Maturity Date is shown in the Contract Specifications. This is the date on which We will begin paying to You the first of a series of Annuity payments in accordance with an Annuity Option elected by You. Annuity payments will begin under this Contract on the Maturity Date unless the Contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches Age 90 or ten years after the Contract Date.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or to a later date with Our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract to You in one lump sum or in accordance with an Annuity Option elected by You. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life Annuity payments are based before making the first payment under any Annuity Option.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, We will pay You the first of a series of periodic Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

Once Annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to change the frequency to an interval resulting in a payment of at least $100 per year. We may make other arrangements that are equitable to the Annuitant.

ALLOCATION OF ANNUITY

At the time an election of one of the Annuity Options is made, the person electing the option may elect to have the Cash Surrender Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Funding Option will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Funding Option and the value of the Fixed Account will be applied to provide a Fixed Annuity.

You may elect to transfer Contract Value from one Investment Option to another, as described in the provision Transfer Between Investment Options, in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

VARIABLE ANNUITY

AMOUNT OF FIRST PAYMENT

The Life Annuity Tables are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to a Variable Annuity will be the Cash Surrender Value as of 14 days before the date Annuity payments start. If it would produce a larger first Annuity payment, the Variable Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY UNIT VALUE

On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown in the Contract Specifications. The Value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS

We determine the number of Annuity Units credited to this Contract in each Funding Option by dividing the first monthly Annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS

The dollar amount of the second and subsequent payments may change from month to month. The amount of the Annuity payment for each Funding Option is found by multiplying the number of Annuity Units credited to the Contract for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each Annuity Payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables are used to determine the monthly Annuity payment. They show the dollar amount of monthly Annuity payments which can be purchased with each $1,000 applied. The amount applied to a Fixed Annuity will be the Cash Surrender Value applicable to the Fixed Annuity as of the day Fixed Annuity payments begin. If it would produce a larger payment, the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Cash Surrender Value of this Contract may be paid under one or more of the Annuity Options below. We may offer additional options.

OPTION 1.  LIFE ANNUITY - NO REFUND

We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2.  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED

We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY

We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE

We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make periodic Annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make periodic Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5. PAYMENTS FOR A FIXED PERIOD

We will make periodic payments for the period selected.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

CONTRACT

The entire Contract between You and Us consists of the Contract, together with the application, if a copy of such application is attached to the Contract when issued and any Amendments, Riders or Endorsements.

CONTRACT CHANGES

The only way this Contract may be changed is by a written Amendment, Rider or Endorsement signed by one of Our officers.

INCONTESTABILITY

We will not contest this Contract from the Contract Date.

MISSTATEMENT

If this Contract is issued as a Nonqualified Contract, and the Annuitant's (or, if applicable, the Owner's) sex or date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct sex and Age. Proof of the Annuitant's and Owner's Age may be filed at any time at Our Office.

If this Contract is issued as a Qualified Contract and the Annuitant's date of birth was misstated, all benefits of the Contract are what the Purchase Payment(s) paid would have purchased at the correct Age. Proof of the Annuitant's Age may be filed at any time at Our Office.

SUBSTITUTION OF UNDERLYING FUNDS

If it is not possible to continue to offer an Underlying Fund, or in Our judgment becomes inappropriate for the purposes of this Contract, We may substitute another Underlying Fund without Your consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law.

TERMINATION

We reserve the right to terminate this Contract on any Valuation Date as stated in the Contract Specifications. Termination will not occur until 31 days after We have mailed notice of Termination to You at Your last known address. If this Contract is terminated, We will pay You the Cash Surrender Value, if any.

REQUIRED REPORTS

We will furnish a report to the Owner as often as required by law, but at least once in each Contract Year before the due date of the first Annuity payment. The report will show the number of Accumulation Units credited to the Contract in each Funding Option and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS

If required by federal law, You may have the right to vote at the meetings of the shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

MORTALITY AND EXPENSES

Our actual mortality and expense experience will not affect the amount of any Annuity payments or any other values under this Contract.

NON-PARTICIPATING

This Contract does not share in Our surplus earnings, so You will receive no dividends under it.

TAXES BASED UPON PREMIUM OR VALUE

If there is a law or change in law assessing taxes against Us based upon the premium or value of this Contract, We reserve the right to charge You proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options, on which We are not currently taxed.

CONFORMITY WITH STATE AND FEDERAL LAWS

This Contract is governed by the law of the state in which it is delivered. Any paid-up Annuity, Cash Surrender Value or death benefits that are available under this Contract are not less than the minimum benefits required by the statutes of the state in which this Contract is delivered.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this Contract to the extent that the change is required to meet the requirements of any law or regulation issued by a governmental agency to which We or You are subject.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS

We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Contract will be conclusive.

REDUCTION OR ELIMINATION OF CONTRACT CHARGES

All charges and fees under the Contract may be reduced or eliminated when certain sales or administration of the Contract result in savings or reduction of expenses, and/or risks.

TRANSFERS TO OTHER CONTRACTS ISSUED BY US

Under specific conditions, We may allow You to transfer funds held by You in this Contract to another Contract issued by Us or one of Our affiliates without incurring a withdrawal charge as shown in the Contract Specifications. Once the transfer is complete and We have established a new Contract at Your direction, NEW WITHDRAWAL CHARGES MAY APPLY TO THE NEW CONTRACT IN ACCORDANCE WITH THE PROVISIONS OF SUCH CONTRACT.

                                 TABLE OF VALUES

    GUARANTEED VALUES OF THE FIXED ACCOUNT PER $1,000 OF NET PURCHASE PAYMENT
                  APPLIED ASSUMING NO PRIOR PARTIAL SURRENDERS


   NO. OF                   GUARANTEED   NO. OF YEARS                GUARANTEED
 YEARS FROM                    CASH        FROM DATE                    CASH
DATE PAYMENT   GUARANTEED    SURRENDER    PAYMENT IS    GUARANTEED   SURRENDER
 IS APPLIED      VALUE         VALUE        APPLIED       VALUE        VALUE

      1           1030           950          36           2898         2898
      2           1060           980          37           2985         2985
      3           1092          1012          38           3074         3074
      4           1125          1055          39           3167         3167
      5           1159          1099          40           3262         3262
      6           1194          1144          41           3359         3359
      7           1229          1189          42           3460         3460
      8           1266          1236          43           3564         3564
      9           1304          1284          44           3671         3671
     10           1343          1343          45           3781         3781
     11           1384          1384          46           3895         3895
     12           1425          1425          47           4011         4011
     13           1468          1468          48           4132         4132
     14           1512          1512          49           4256         4256
     15           1557          1557          50           4383         4383
     16           1604          1604          51           4515         4515
     17           1652          1652          52           4650         4650
     18           1702          1702          53           4790         4790
     19           1753          1753          54           4934         4934
     20           1806          1806          55           5082         5082
     21           1860          1860          56           5234         5234
     22           1916          1916          57           5391         5391
     23           1973          1973          58           5553         5553
     24           2032          2032          59           5720         5720
     25           2093          2093          60           5891         5891
     26           2156          2156          61           6068         6068
     27           2221          2221          62           6250         6250
     28           2287          2287          63           6437         6437
     29           2356          2356          64           6631         6631
     30           2427          2427          65           6829         6829
     31           2500          2500          66           7034         7034
     32           2575          2575          67           7245         7245
     33           2652          2652          68           7463         7463
     34           2731          2731          69           7687         7687
     35           2813          2813          70           7917         7917

                               LIFE ANNUITY TABLES

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS


  MALE                          NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED             NONE              120                180               240
  AGE
   45                3.59              3.57              3.56               3.53
   46                3.64              3.62              3.60               3.57
   47                3.69              3.67              3.65               3.62
   48                3.75              3.73              3.70               3.67
   49                3.81              3.78              3.76               3.71
   50                3.87              3.84              3.81               3.77
   51                3.93              3.90              3.87               3.82
   52                4.00              3.97              3.93               3.87
   53                4.07              4.04              3.99               3.93
   54                4.15              4.11              4.06               3.99
   55                4.23              4.19              4.13               4.05
   56                4.32              4.27              4.20               4.11
   57                4.41              4.35              4.28               4.17
   58                4.50              4.44              4.36               4.24
   59                4.61              4.53              4.44               4.31
   60                4.72              4.63              4.53               4.37
   61                4.83              4.74              4.62               4.44
   62                4.96              4.85              4.71               4.51
   63                5.09              4.97              4.81               4.58
   64                5.24              5.09              4.90               4.65
   65                5.39              5.22              5.01               4.72
   66                5.56              5.36              5.11               4.79
   67                5.73              5.50              5.21               4.86
   68                5.92              5.64              5.32               4.93
   69                6.12              5.80              5.43               4.99
   70                6.34              5.96              5.53               5.05
   71                6.56              6.12              5.64               5.11
   72                6.81              6.29              5.75               5.16
   73                7.07              6.46              5.85               5.21
   74                7.35              6.64              5.95               5.26
   75                7.64              6.82              6.05               5.30

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

               This Table Will Be Used For NonQualified Contracts


  MALE                          NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED             NONE              120                180               240
  AGE
   45                3.39              3.39              3.38               3.37
   46                3.43              3.43              3.42               3.40
   47                3.48              3.47              3.46               3.44
   48                3.52              3.52              3.50               3.48
   49                3.57              3.56              3.55               3.53
   50                3.62              3.61              3.60               3.57
   51                3.68              3.66              3.65               3.62
   52                3.74              3.72              3.70               3.67
   53                3.80              3.78              3.76               3.72
   54                3.86              3.84              3.81               3.78
   55                3.93              3.90              3.88               3.83
   56                4.00              3.97              3.94               3.89
   57                4.07              4.05              4.01               3.95
   58                4.15              4.12              4.08               4.01
   59                4.24              4.20              4.15               4.08
   60                4.33              4.29              4.23               4.15
   61                4.43              4.38              4.32               4.22
   62                4.53              4.48              4.40               4.29
   63                4.64              4.58              4.49               4.36
   64                4.76              4.69              4.59               4.44
   65                4.89              4.80              4.69               4.52
   66                5.02              4.92              4.79               4.59
   67                5.17              5.05              4.89               4.67
   68                5.32              5.19              5.00               4.75
   69                5.49              5.33              5.12               4.82
   70                5.68              5.48              5.23               4.90
   71                5.87              5.64              5.35               4.97
   72                6.09              5.81              5.47               5.04
   73                6.32              5.99              5.59               5.10
   74                6.57              6.18              5.71               5.16
   75                6.84              6.37              5.83               5.22

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTIONS 1 AND 2- SINGLE LIFE ANNUITIES

                 THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS

  MALE                          NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED             NONE              120                180               240
  AGE
   45                3.39              3.39              3.38               3.37
   45                3.49              3.48              3.47               3.45
   46                3.54              3.53              3.51               3.49
   47                3.59              3.57              3.56               3.53
   48                3.64              3.62              3.60               3.58
   49                3.69              3.68              3.65               3.62
   50                3.75              3.73              3.71               3.67
   51                3.81              3.79              3.76               3.72
   52                3.87              3.85              3.82               3.77
   53                3.94              3.91              3.88               3.83
   54                4.01              3.98              3.94               3.88
   55                4.08              4.05              4.01               3.94
   56                4.16              4.12              4.07               4.00
   57                4.24              4.20              4.15               4.07
   58                4.33              4.28              4.22               4.13
   59                4.42              4.37              4.30               4.20
   60                4.52              4.46              4.38               4.27
   61                4.63              4.56              4.47               4.34
   62                4.75              4.67              4.56               4.41
   63                4.87              4.78              4.65               4.48
   64                5.00              4.89              4.75               4.55
   65                5.14              5.01              4.85               4.62
   66                5.29              5.14              4.95               4.70
   67                5.45              5.28              5.06               4.77
   68                5.62              5.42              5.17               4.84
   69                5.81              5.57              5.28               4.91
   70                6.00              5.72              5.39               4.98
   71                6.22              5.89              5.50               5.04
   72                6.44              6.06              5.62               5.10
   73                6.69              6.23              5.73               5.16
   74                6.95              6.41              5.84               5.21
   75                7.24              6.60              5.95               5.26

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.


Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000         2001-2005        2006-2010         2011-2015         2016-2020
minus 0           minus 1          minus 2           minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

                               LIFE ANNUITY TABLES

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED


                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS


      MALE
    ADJUSTED                         FEMALE ADJUSTED AGE
       AGE        45       50       55       60       65       70       75
       45        3.18     3.27     3.35     3.42     3.47     3.51     3.54
       50        3.24     3.36     3.47     3.58     3.66     3.73     3.78
       55        3.29     3.43     3.59     3.74     3.87     3.99     4.08
       60        3.32     3.49     3.69     3.89     4.09     4.28     4.43
       65        3.35     3.54     3.76     4.02     4.31     4.59     4.84
       70        3.36     3.57     3.82     4.13     4.49     4.89     5.29
       75        3.37     3.59     3.86     4.21     4.63     5.14     5.71




                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


                AGE OF PRIMARY MALE                  DOLLAR AMOUNT
               AND SECONDARY FEMALE

                        45                               3.37
                        50                               3.60
                        55                               3.88
                        60                               4.26
                        65                               4.79
                        70                               5.52
                        75                               6.54


Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table. The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000         2001-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8

                               LIFE ANNUITY TABLES

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

     UNISEX
    ADJUSTED                        UNISEX ADJUSTED AGE
       AGE        45       50       55       60       65       70       75
       45        3.19     3.26     3.33     3.38     3.41     3.44     3.46
       50        3.26     3.37     3.46     3.54     3.61     3.66     3.69
       55        3.33     3.46     3.60     3.72     3.83     3.91     3.98
       60        3.38     3.54     3.72     3.90     4.07     4.22     4.33
       65        3.41     3.61     3.83     4.07     4.32     4.56     4.75
       70        3.44     3.66     3.91     4.22     4.56     4.91     5.23
       75        3.46     3.69     3.98     4.33     4.75     5.23     5.74




                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


                  AGE OF PRIMARY
               AND SECONDARY UNISEX                  DOLLAR AMOUNT

                        45                               3.34
                        50                               3.55
                        55                               3.82
                        60                               4.19
                        65                               4.70
                        70                               5.40
                        75                               6.40


Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 50%/50% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000         2001-2005         2006-2010        2011-2015         2016-2020
minus 0           minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030         2031-2035        2036 AND LATER
minus 5           minus 6           minus 7          minus 8




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                               LIFE ANNUITY TABLES

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD

       THIS TABLE WILL BE USED WITH QUALIFIED AND NONQUALIFIED CONTRACTS.


                      MONTHLY                                        MONTHLY
    NUMBER OF         PAYMENT                       NUMBER OF        PAYMENT
      YEARS           AMOUNT                          YEARS          AMOUNT

       10              9.61                             21            5.32
       11              8.86                             22            5.15
       12              8.24                             23            4.99
       13              7.71                             24            4.84
       14              7.26                             25            4.71
       15              6.87                             26            4.59
       16              6.53                             27            4.47
       17              6.23                             28            4.37
       18              5.96                             29            4.27
       19              5.73                             30            4.18
       20              5.51


The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum, assuming a 365-day year.














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         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE




    ELECTIVE OPTIONS                                       NON-PARTICIPATING